UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2007

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2007, the Compensation Committee of the Board of Directors ("Committee") of Cyberonics, Inc. ("Company") approved annual bonuses for the Company’s executive officers for fiscal year 2007 pursuant to performance measures adopted by the Committee at the outset of the fiscal year and described in a Current Report on Form 8-K filed on June 14, 2006. The Committee determined that a portion of each officer’s target bonus was earned based on (i) the Company’s achievement of at least 85% of its revenue plan; (ii) each officer’s achievement of at least a portion of his personal performance measures; and (iii) in the case of some officers, overachievement of their personal performance measures. The bonuses awarded to the Company’s named executive officers were as follows:

• Michael A. Cheney (VP, Sales and Marketing): $56,000
• George E. Parker III (Interim Chief Operating Officer): $72,300
• Richard L. Rudolph, M.D. (VP, Clinical & Medical Affairs; Chief Medical Officer): $48,800
• David S. Wise (VP, General Counsel; Secretary): $89,300

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

May 18, 2007	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary